UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2014

INTERNATIONAL TOWER HILL MINES LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver,
British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Tower Hill Mines Ltd. (the “Company”) previously announced the appointment of Thomas E. Irwin as Chief Executive Officer, effective January 1, 2014. On March 18, 2014, Tower Hill Mines (US) LLC, a wholly-owned subsidiary of the Company (“THM LLC”), executed an employment agreement (the “Employment Agreement”) with Mr. Irwin in connection with his appointment as Chief Executive Officer of the Company.

As Chief Executive Officer, Mr. Irwin will receive an initial annual base salary of $365,000 and be eligible for an annual discretionary performance bonus which shall, if earned, consist of a cash payment targeted at 100% of base salary. The amount, if any, of the annual performance bonus will be determined by the Board, or the Compensation Committee if designated this task by the Board, acting in its sole and complete discretion based on annual performance objectives approved by the Board. Subject to the terms and conditions of the Company’s 2006 Incentive Stock Option Plan, the Company granted to Mr. Irwin an option to purchase 250,000 shares at a price of $1.11Cdn per share with vesting to occur over 2 years, 1/3 of the option vesting at the time of grant and an additional 1/3 vesting on both the first and second anniversary of the grant date. The option will expire on March 10, 2022.

If THM LLC terminates the Employment Agreement without Cause (as defined in the Employment Agreement) or Mr. Irwin terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement), THM LLC shall pay Mr. Irwin severance, in a lump sum, subject to all applicable withholdings, in the amount equal to one year’s base salary and a prorated annual performance bonus, with the payment at target levels. If a Change in Control (as defined in the Employment Agreement) occurs and within six months of the Change in Control (i) Mr. Irwin is terminated without Cause or (ii) Mr. Irwin terminates the Employment Agreement for Good Reason, then THM LLC shall pay Mr. Irwin one year’s base salary and one year’s annual performance bonus at target and all of Mr. Irwin’s options and other equity interests shall fully vest.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Thomas E. Irwin and Tower Hill Mines (US) LLC dated March 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: March 21, 2014	By:	/s/ Tom S. Q. Yip
	Name:	Tom S. Q. Yip
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Thomas E. Irwin and Tower Hill Mines (US) LLC dated March 18, 2014.